EXHIBIT 12

       FLORIDA POWER & LIGHT COMPANY
           COMPUTATION OF RATIOS

                                                                                               Three Months Ended
                                                                                                 March 31, 1997
                                                                                             (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
Earnings, as defined:
  Net income ..............................................................................        $109,762
  Income taxes ............................................................................          56,183
  Fixed charges, as below .................................................................          62,480

    Total earnings, as defined ............................................................        $228,425

Fixed charges, as defined:
  Interest expense ........................................................................        $ 59,206
  Rental interest factor ..................................................................           1,001
  Fixed charges included in nuclear fuel cost .............................................           2,273

    Total fixed charges, as defined .......................................................        $ 62,480

Ratio of earnings to fixed charges ........................................................            3.66




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................        $109,762
  Income taxes ............................................................................          56,183
  Fixed charges, as below .................................................................          62,480

    Total earnings, as defined ............................................................        $228,425

Fixed charges, as defined:
  Interest expense ........................................................................        $ 59,206
  Rental interest factor ..................................................................           1,001
  Fixed charges included in nuclear fuel cost .............................................           2,273

    Total fixed charges, as defined .......................................................          62,480

Non-tax deductible preferred stock dividends ..............................................           5,710
Ratio of income before income taxes to net income .........................................            1.51

Preferred stock dividends before income taxes .............................................           8,622

Combined fixed charges and preferred stock dividends ......................................        $ 71,102

Ratio of earnings to combined fixed charges and preferred stock dividends .................            3.21